[GRAPHIC OMITED]
                           FLORIDA DEPARTMENT OF STATE
                                 Glenda E. Hood
                               Secretary of State

January 5, 2005


GLOBAL MATERIALS & SERVICES, INC.
9316 WHEATLANDS ROAD
SUITE C
SANTEE, CA  92071




Re: Document Number P04000168963

The Articles of Merger were filed January 4, 2005, effective January 6, 2005, for GLOBAL MATERIALS & SERVICES, INC., the surviving Florida entity.

This document was electronically received and filed under FAX audit number H05000001476.

Should you have any further questions concerning this matter, please feel free to call (850) 245-6903, the Amendment Section.

Cheryl Coulliette
Document Specialist
Division of Corporations                       Letter Number: 405A00000705


      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                               ARTICLES OF MERGER
                               ------------------
                              (Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.

FIRST:   The name and jurisdiction of the SURVIVING corporation:
                                          ---------

Name                               Jurisdiction  Document Number
---------------------------------  ------------  ----------------------
                                                 (If known/ applicable)

Global Materials & Services, Inc.  Florida       P04000168963
---------------------------------  ------------  ----------------------

SECOND: The name and jurisdiction of each MERGING corporation:
                                          -------

Name                               Jurisdiction  Document Number
---------------------------------  ------------  ----------------------
                                                 (If known/ applicable)

American Fire Retardant Corp.      Nevada
---------------------------------  ------------  ----------------------

---------------------------------  ------------  ----------------------

---------------------------------  ------------  ----------------------

---------------------------------  ------------  ----------------------

---------------------------------  ------------  ----------------------

THIRD: The Plan of Merger is attached.

FOURTH: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR    01 / 06 / 05  (Enter a specific date. NOTE: An effective date cannot be
--  ----------------
                     prior to the date of filing or more than 90 days in the future.)

FIFTH:  Adoption  of  Merger  by  SURVIVING  corporation  -  (COMPLETE  ONLY ONE
                                  ---------

STATEMENT) The Plan of Merger was adopted by the shareholders of the surviving corporation on 12-23-04 .
                 -----------------

The Plan of Merger was adopted by the board of directors of the surviving corporation on ________________ and shareholder approval was not required.

SIXTH:  Adoption  of  Merger  by  MERGING  corporation(s)  (COMPLETE  ONLY  ONE
                                  -------
STATEMENT)  The  Plan  of  Merger was adopted by the shareholders of the merging
corporation(s)  on     12-23-04
                    ---------------

Plan of Merger was adopted by the board of directors of the merging corporation(s) on ________________ and shareholder approval was not required.


                    (Attach additional sheets if necessary)

                                 PLAN OF MERGER
                               ------------------
                               (Non Subsidiaries)

The following plan of merger is submitted in compliance with section 607.1101, F.S. and in accordance with the laws of any other applicable jurisdiction of incorporation.

FIRST: The name and jurisdiction of the SURVIVING corporation:
                                        ---------

Name                                  Jurisdiction
------------------------------------  ------------------------------------------

Global Materials & Services, Inc.     Florida
------------------------------------  ------------------------------------------

SECOND: The name and jurisdiction of each MERGING corporation:
                                          -------

Name                                  Jurisdiction
------------------------------------  ------------------------------------------

American Fire Retardant Corp.         Nevada
------------------------------------  ------------------------------------------

------------------------------------  ------------------------------------------

------------------------------------  ------------------------------------------

------------------------------------  ------------------------------------------

------------------------------------  ------------------------------------------

THIRD: The terms and conditions of the merger are as follows:

The separate existence Of American Fire Retardant Corp. (AFRC) shall cease. Global Materials & Services, Inc. (GMS) shall succeed, without other transfer, to all the rights and properties of AFRC and shall be subject to all the debts and liabilities of such corporation in the same manner as if GMS had Itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger. The Articles of Incorporation of GMS, existing on the Effective Date and reflecting the change of the corporate name and other provisions, shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law. The Bylaws of GMS existing on the Effective Date, shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law. Each share of the common stock, no par value per share, of GMS, will have voting rights equal to the same number of shares of the common stock of AFRC, par value $0.0001 per share.

FOURTH: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

                    (Attach additional sheets if necessary)

SEVENTH: SIGNATURES FOR EACH CORPORATION
         -------------------------------

Name of Corporation      Signature           Typed or Printed Name of Individual & Title
-----------------------  ------------------  -------------------------------------------

Global Materials &       /s/ Randy W. Betts  Randy W. Betts  Secretary/Treasurer
-----------------------  ------------------  -------------------------------------------
Services, Inc.
-----------------------  ------------------  -------------------------------------------

-----------------------  ------------------  -------------------------------------------
American Fire Retardant  /s/ Randy W. Betts  Randy W. Betts  Secretary/Treasurer
-----------------------  ------------------  -------------------------------------------
Corp.
-----------------------  ------------------  -------------------------------------------

-----------------------  ------------------  -------------------------------------------

-----------------------  ------------------  -------------------------------------------

-----------------------  ------------------  -------------------------------------------

-----------------------  ------------------  -------------------------------------------

-----------------------  ------------------  -------------------------------------------

-----------------------  ------------------  -------------------------------------------

-----------------------  ------------------  -------------------------------------------